Exhibit 5

                             DISTRIBUTION AGREEMENT
                           FOR THE CONTRACTS FUNDED BY
                           TIAA SEPARATE ACCOUNT VA-1


      THIS AGREEMENT made this 15th day of September, 1994, by and among:
Teachers Insurance and Annuity Association of America ("TIAA"), a non-profit New York insurance corporation; TIAA Separate Account VA-1 (the "Separate Account"), a separate account of TIAA established pursuant to the New York State Insurance Law; and Teachers Personal Investors Services, Inc. ("TPIS"), a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, TIAA has established the Separate Account to segregate assets funding the variable benefits provided by the Teachers Personal Annuity, an individual, flexible premium, deferred annuity (the "Contracts"), as well as by other contracts that may be offered by TIAA in the future; and

      WHEREAS, the Separate Account is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and currently consists of a single investment portfolio (known as the Stock Index Account), and may consist of additional investment portfolios in the future


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(collectively, with the Stock Index Account, referred to herein as
"Portfolios"); and

      WHEREAS, TPIS will be engaged principally in the business of distributing the Contracts and possibly other variable insurance products or investment company shares, and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and will become a member of the National Association of Securities Dealers, Inc.("NASD"); and

      WHEREAS, TIAA and the Separate Account have registered the Contracts under the Securities Act of 1933, as amended (the "1933 Act"), and desires to retain TPIS to distribute the Contracts and TPIS is willing to distribute the Contracts in the manner and on the terms set forth herein; and

      WHEREAS, TIAA is willing to compensate TPIS for the services to be provided in the manner and on the terms set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, TIAA, the Separate Account, and TPIS hereby agree as follows:

      1. DISTRIBUTION OF THE CONTRACTS.

            (a) TIAA and the Separate Account hereby grant to TPIS the exclusive right, subject to the requirements of the 1933 Act,


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the 1934 Act, and the 1940 Act, and the terms set forth herein, to distribute the Contracts during the term of this Agreement. TPIS agrees to use its best efforts to distribute the Contracts, and to advise owners of Contracts in connection therewith.

            (b) To the extent necessary to offer the Contracts, TPIS shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction in which such Contracts may lawfully be sold and in which TPIS is licensed or otherwise authorized to sell the Contracts. TPIS shall be responsible for the training, supervision and control of its registered representatives for the purpose of the NASD Rules and Fair Practice and federal and state securities law requirements applicable in connection with the offering and sale of the Contracts. In this connection, TPIS shall retain written supervisory procedures in compliance with Section 27 of the NASD Rules of Fair Practice.

            (c) TPIS agrees to offer the Contracts for sale in accordance with the then-current prospectus and statement of additional information ("SAI") therefor filed with the Securities and Exchange Commission (the "Commission").

            (d) TIAA shall furnish TPIS with copies of all prospectuses, SAIs, financial statements and other documents which TPIS reasonably requires for use in connection with the distribution of the Contracts. TPIS will be entitled to rely on all documentation and information furnished to it by TIAA's or the Separate Account's management.


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            (e) It is understood that no payments made under the Contracts shall be paid or remitted to TPIS.

      2. BOOKS AND RECORDS

            (a) TIAA, the Separate Account, and TPIS shall cause to be maintained and preserved all required books of account and related financial records as are required by the 1934 Act, the NASD and any other applicable laws and regulations. All the books and records maintained by TIAA (on behalf of TPIS) in connection with the offer and sale of the Contracts shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act or the corresponding provisions of any future federal securities laws or regulations, to the extent that such requirements are applicable to the variable annuity operations. All such books and records shall be maintained and held by TIAA on behalf of and as agent for TPIS, whose property they are and shall remain. Such books and records shall be at all times subject to inspection by the Commission in accordance with Section 17(a) of the 1934 Act.

            (b) TPIS shall have the responsibility for maintaining the records of sales representatives licensed, registered and otherwise qualified to sell the Contracts.

      3. REPORTS. TPIS shall cause TIAA and/or the Separate Account to be furnished with such reports as either or both may reasonably request for the purpose of meeting reporting and


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recordkeeping requirements under the insurance laws of the State of New York and any other applicable states or jurisdictions.

      4. STAFF, FACILITIES, AND SERVICES. TIAA shall provide TPIS, at TPIS's expense, the staff, facilities, and services necessary to meet TPIS's obligations hereunder in connection with the distribution of the Contracts. TIAA's providing of staff, facilities, and services for such purpose shall in no way diminish any obligation or liability of TPIS hereunder.

      5. COMPENSATION AND EXPENSES.

            (a) In consideration of the services performed by TPIS hereunder, TIAA shall compensate TPIS monthly. The amount of this compensation shall be based on the premiums (which shall include amounts from investment vehicles of companies other than TIAA) received by TIAA and allocated to the Separate Account under the Contracts. The current rate of compensation is shown on Schedule A, attached herewith.

            (b) The Separate Account shall not be liable to TPIS (or TIAA) for any expenses incurred for services related to the distribution of the Contracts (except to the extent that amounts arising from the mortality and expense risk charge paid to TIAA are deemed to cover such distribution expenses). TPIS shall be responsible for all expenses relating to the distribution of the Contracts, including but not limited to:


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                  (i) the costs and expenses of providing the necessary
facilities, personnel, office equipment and supplies, telephone service, and other utility service necessary to carry out its obligations hereunder;

                  (ii) charges and expenses of outside legal counsel retained with respect to activities related to the distribution of the Contracts;

                  (iii) the costs and expenses of underwriting and issuance of the Contracts;

                  (iv) the costs and expenses of printing definitive prospectuses and statements of additional information and any supplements thereto for prospective purchasers;

                  (v) expenses incurred in connection with TPIS's registration as a broker or dealer or in the registration or qualification of its officers, directors or representatives under federal and state securities laws;

                  (vi) the costs of promotional, sales and advertising materials; and

                  (vii) any other expenses incurred by TPIS or its representatives in connection with performing the obligations of TPIS under this Agreement.

      6. NON-EXCLUSIVITY. TIAA and the Separate Account agree that the services to be provided by TPIS hereunder are not to be deemed exclusive and TPIS is free to act as distributor of other variable insurance products or investment company shares issued by


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
TIAA or any entity affiliated therewith. TPIS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent TIAA or the Separate Account in any way or otherwise be deemed an agent of TIAA or the Separate Account other than in furtherance of its duties and responsibilities as set forth in this Agreement.

      7. LIABILITY. TPIS will not be liable for any error of judgment or mistake of law or for any loss suffered by the Separate Account in connection with the matters to which this Agreement relates. Nothing herein contained shall be construed to protect TPIS against any liability resulting from the willful misfeasance, bad faith, or gross negligence of TPIS in the performance of its obligations and duties or from reckless disregard of its obligations and duties under this Agreement or by virtue of violation of any applicable law.

      8. REGULATION.

            (a) This Agreement shall be subject to the provisions of the 1940 Act, the 1934 Act and the rules, regulations and rulings thereunder, and of the NASD, as in effect from time to time, including such exemptions and other relief as the Commission, its staff, or the NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall


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not include any transactions exempted from Section 15(b)(2) of the 1940 Act.

            (b) TPIS shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of the Separate Account, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable law or regulations. Without limiting the generality of the foregoing, TPIS shall furnish the SEC, the State of New York Secretary of State and/or the Superintendent of Insurance with any information or reports which the SEC, the Secretary of State and/or the Superintendent of Insurance may request in order to ascertain whether the operations of the Separate Account are being conducted in a manner consistent with applicable laws or regulations.

      9. INVESTIGATION AND PROCEEDINGS.

            (a) TIAA, the Separate Account, and TPIS agree to cooperate fully in any insurance or securities regulatory inspection, inquiry, investigation, or proceeding or any judicial proceeding with respect to TIAA, the Separate Account, or TPIS, their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with the Contracts distributed under this Agreement.

            (b) In the case of a customer complaint, TIAA, the Separate Account, and TPIS will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.


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      10. DURATION AND TERMINATION OF THE AGREEMENT.

            (a) This Agreement shall become effective with respect to the Contracts as of the date first written above. It shall become effective as to any subsequently offered contract when it has been approved by the Management Committee (including a majority of members thereof who are not parties to this Agreement not interested persons of any such parties) specifically for such contract. "Subsequently offered contract" means a contract issued and funded by the Separate Account subsequent to the initial effective date of this Agreement.

            (b) This Agreement shall continue in effect for two years from the date of its execution and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Management Committee, or by the vote of a majority of the outstanding shares of the Separate Account, and (ii) a vote of a majority of those members of the Management Committee who are not parties to this Agreement nor interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval. As to each subsequently created Portfolio, this Agreement shall continue in effect with respect to that Portfolio so long as such continuance is specifically approved at least annually in the manner described in (i) and (ii) above.

            (c) This Agreement may be terminated, without the payment of any penalty, by TIAA, the Separate Account, or TPIS on


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sixty days' written notice to the other parties. This Agreement shall automatically terminate in the event of its assignment.

            (d) Upon termination of this agreement, all authorizations, rights and obligations shall cease except the obligation to settle accounts hereunder and the agreements contained in paragraph 9 hereunder.

      11. DEFINITIONS. The term "assignment", "interested person" and "majority of the outstanding shares", when used in this Agreement, shall have the respective meanings specified under the 1940 Act and rules thereunder.

      12. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      13. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, as at the time in effect, and the applicable provisions of the 1940 Act and rules thereunder or other federal laws and regulations which may be applicable. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act and rules thereunder or other federal laws and regulations which may be applicable, the latter shall control.


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      14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

      15. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:


                  (a)   If to TIAA -

                        Teachers Insurance and Annuity
                        Association of America
                        730 Third Avenue
                        New York, new York  10017-3206

                        Attention: Thomas G. Walsh


                  (b)   If to the Separate Account -

                        TIAA Separate Account VA-1
                        730 Third Avenue
                        New York, new York  10017-3206

                        Attention: Thomas w. Jones


                  (c)   If to TPIS -

                        Teachers Personal Investors
                        Services, Inc.
                        730 Third Avenue
                        New York, new York  10017-3206

                        Attention: Ronald P. McPhee


or to such other address as TIAA, the Separate Account, or TPIS shall designate by written notice to the others.


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      16. MISCELLANEOUS. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, TIAA, the Separate Account, and TPIS, have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.


TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


By: /s/ Thomas G. Walsh                   Attest: /s/ Lisa Snow
    ---------------------------                  ---------------------------
Title: Executive Vice President           Title: Assistant Secretary



TIAA SEPARATE ACCOUNT VA-1


By: /s/ Thomas W. Jones                   Attest: /s/ Lisa Snow
    ---------------------------                   --------------------------
Title: President                          Title: Assistant Secretary



TEACHERS PERSONAL INVESTORS SERVICES, INC.


By: /s/ Ronald P. McPhee                  Attest: /s/ Lisa Snow
    ---------------------------                   --------------------------
Title: Senior Vice President              Title: Assistant Secretary


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SCHEDULE A to
Distribution Agreement
for the Contracts Funded By
TIAA Separate Account VA-1

     The amount payable monthly by TIAA to TPIS in consideration of the services performed by TPIS under this Agreement is seventy-five hundredths of one percent (0.75%) of the premiums (as that term is used in paragraph 5(a) of this Agreement) received by TIAA and allocated to the Separate Account under the Contracts during each month.